UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024
ARQ, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARQ	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 27, 2024 (the "Closing Date"), Arq, Inc. (the "Company") and certain of its subsidiaries (collectively, the "Borrowers"), entered into a Credit, Security and Guaranty Agreement (the "Revolving Credit Agreement") with MidCap Funding IV Trust, in its capacity as agent, the lenders from time to time party thereto, and any entities that become party thereto as Guarantors. All capitalized terms not defined herein have the meanings given to them in the Revolving Credit Agreement.
The Revolving Credit Agreement provides for a secured revolving credit facility (the “Revolving Facility”) under which the Borrowers may borrow up to $30,000,000 (such amount, the "Revolving Loan Commitment") at any one time, the availability of which is determined based on a borrowing base equal to percentages of certain eligible accounts receivable and inventory carrying balances of the Borrowers, less applicable reserves established under the Revolving Credit Agreement, in accordance with a formula set forth in the Revolving Credit Agreement. All borrowings under the Revolving Facility are subject to the satisfaction of customary conditions, including the absence of default, the accuracy of representations and warranties in all material respects and the delivery of an updated borrowing base certificate on a periodic basis.
The Revolving Facility has a maturity date of December 27, 2029. Each of the Borrowers are jointly and severally liable for all of the obligations under the Revolving Facility on the terms set forth in the Revolving Credit Agreement. The Borrowers’ obligations under the Revolving Credit Agreement are secured by first-priority liens on substantially all of the Borrowers' assets, including, without limitation, all inventory, equipment, accounts, intellectual property and other assets of the the Borrowers, subject to certain negotiated exceptions.
Borrowings under the Revolving Credit Agreement shall bear interest at the Standard Overnight Financing Rate (SOFR) plus an applicable margin of 4.50% per annum, subject to a SOFR floor of 2.50% per annum. In addition to paying interest on the outstanding loans under the Revolving Facility, the Borrowers will also be required to pay an unused line fee equal to 0.50% per annum in respect of unused commitments under the Revolving Facility, a fee for failure to maintain a minimum balance under the Revolving Facility, a collateral management fee under the Revolving Facility equal to 0.25% per annum of the amount outstanding under the Revolving Facility, and certain other customary fees related to MidCap Funding IV Trust’s administration of the Revolving Facility. If the Revolving Loan Commitment is terminated prior to its maturity date, the Borrowers will be required to make certain prepayment fees in an amount equal to (i) 2.00% of the terminated amount of the Revolving Loan Commitment in the first year following the Closing Date, (ii) 1.00% of the terminated amount of the Revolving Loan Commitment in the second year following the Closing Date, (iii) 0.50% of the terminated amount of the Revolving Loan Commitment in the third year following the Closing Date and (iv) 0.00% at any time thereafter.
The Revolving Credit Agreement contains affirmative and negative covenants customarily applicable to senior secured credit facilities, including, without limitation, covenants that, among other things, require delivery of certain financial statements, projections and reports, require maintenance of property and insurance, limit or restrict the ability of the Borrowers, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses. In addition, the Revolving Credit Agreement requires the Borrowers to maintain their aggregate Total Leverage Ratio at or below a maximum leverage ratio and to maintain a certain minimum liquidity level, in each case as specified in the Revolving Credit Agreement.
The Revolving Credit Agreement also contains customary representations and warranties and events of default, subject to certain grace periods, thresholds and materiality qualifiers, as more fully described in the Revolving Credit Agreement. If an event of default occurs, the lenders under the Revolving Facility are entitled to take various actions, including the acceleration of amounts due under the Revolving Facility, termination of the commitments under the Revolving Facility and certain other actions available to secured creditors.
The foregoing descriptions of the Revolving Credit Agreement is only a summary of its material terms and does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
On December 27, 2024, in connection with the Closing of the Revolving Credit Agreement described above in Item 1.01 of this Current Report on Form 8-K, the Company repaid in full all amounts outstanding and due under the Term Loan and Security Agreement, dated February 1, 2023, by and among the Company (f/k/a Advanced Emissions Solutions, Inc.), certain subsidiaries of the Company, CF Global Credit, LP, as administrative agent ("CF Global"), and the lenders from time to time party thereto (the "CF Global Loan Agreement") and terminated the CF Global Loan Agreement. The Company made a final payment of approximately $11,450,000 to CF Global, consisting of outstanding principal and accrued interest under the CF Global Loan Agreement of approximately $11,077,000, a prepayment premium of approximately $220,000, which amount was equal to 2.0% of the carrying balance of the CF Global Loan Agreement on the date of the CF Global Loan Agreement, and other fees and expenses amounting to approximately $153,000.
Jeremy Blank, a member of the Company's Board of Directors, is the general partner of the indirect parent of CF Global, and, prior to the termination of the CF Global Loan Agreement, Mr. Blank's equity interest in CF Global entitled him to receive up to 10% of the earnings through CF Global on the term loan governed by the CF Global Loan Agreement.
A description of the CF Global Loan Agreement is included in Item 1.01 of the Current Report on Form 8-K filed by the Company on February 1, 2023 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD.
On January 2, 2025, the Company issued a press release announcing the Revolving Credit Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Credit, Security and Guaranty Agreement, dated as of December 27, 2024, by and among Arq, Inc., certain subsidiaries of Arq, Inc., MidCap Funding IV Trust as agent, and the lenders from time to time party thereto.*

99.1	Press Release dated January 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.
Filings for the Company were made under the name Advanced Emissions Solutions, Inc. (File No. 001-37822) starting on July 6, 2016. On February 1, 2024, the Company changed its name to Arq, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2025

Arq, Inc.

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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